Exhibit 3

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively, “CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH ability to comply with the framework agreement signed with CEMEX, CEMEX ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED AND COMBINED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS. FOR CONVENIENCE OF THE READER, SELECTED CONSOLIDATED AND

COMBINED FINANCIAL INFORMATION FOR THE YEARS 2012 AND 2011 AND THE FOURTH QUARTER OF 2012 AND 2011 HAS BEEN PREPARED ON A PRO FORMA BASIS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

4Q12 results highlights

January – December

Fourth Quarter

2012

2011

2012

2011

Millions of US dollars

% var

% var

pro forma

pro forma

pro forma pro forma

Net sales

1,592

1,270

25%

404

327

23%

Gross profit

820

584

40%

202

165

23%

Operating earnings beforeother expenses, net

480

309

55%

119

89

34%

January – December

Fourth Quarter

2012

2011

2012

2011

Millions of US dollars

% var

% var

pro forma

pro forma

pro forma pro forma

Net sales

1,592

1,270

25%

404

327

23%

Gross profit

820

584

202

165

23%

Operating earnings beforeother expenses, net

480

309

55%

119

89

34%

Operating EBITDA showed double-digit-growth ,on a like-to-like basis, during both fourth quarter and full year 2012

Record cement volumes and operating EBITDA generation in Colombia, Panama, Nicaragua and Brazil

Infrastructure and housing were the main drivers of demand for our products

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CLH: volumes and prices

2012 vs. 2011

4Q12 vs. 4Q11

4Q12 vs. 3Q12

Domestic gray

Volume (l-t-l1)

10%

9%

1%

cement

Price (USD)

11%

11%

1%

Price (l-t-l1)

11%

9%

(3%)

Volume (l-t-l1)

12%

12%

(4%)

Ready mix

Price (USD)

18%

16%

1%

Price (l-t-l1)

16%

12%

(2%)

16%

13%

(8%)

Aggregates

Price (USD)

12%

16%

1%

Price (l-t-l1)

9%

11%

(3%)

Consolidated volumes showed double-digit growth in our three core businesses during 2012

For the full year, cement volumes grew in all countries except El Salvador; cement volume growth in Panama and Brazil exceeded 30%

Sequential price increases in cement in local-currency terms in all of our markets, except Panama

1	Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations
4

4Q12 and 2012 achievements

Record cement volumes and operating EBITDA generation in Colombia, Panama, Nicaragua and Brazil

24% alternative fuel substitution rate during 2012

On track to achieve the alternative-fuel substitution target of 40% by 2015

Reduction on clinker factor usage to 68.3% during 2012, from 70.5% in 2011

Commercial initiatives in Colombia

Launching of a new and unique portfolio of bagged cement products addressing a broad spectrum of customer needs

First Construrama opened during 3Q12; as of the end of 2012, 77 distribution centers had signed up to become Construramas, 31 of which already under conversion process

Successful completion of the initial public offering of a minority position in CLH

26.65% of CLH shares now trade in the Colombian stock exchange

US$960 million in net proceeds were used for repayment of indebtedness owed to CEMEX

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Colombia

Millions of

2012

2011

4Q12

4Q11

% var

% var

US dollars

pro forma

pro forma

pro forma

pro forma

Net Sales

907

681

33%

235

183

28%

Op. EBITDA

376

240

57%

106

65

62%

as % net sales

41.5%

35.2%

6.3pp

45.1%

35.8%

9.3pp

2012 vs.

4Q12 vs.

4Q12 vs.

Volume

2011

4Q11

3Q12

Cement

5%

2%

2%

Ready mix

14%

12%

(4%)

Aggregates

25%

11%

(11%)

Price (LC)

2012 vs.

4Q12 vs.

4Q12 vs.

2011

4Q11

3Q12

Cement

19%

14%

1%

Ready mix

20%

16%

1%

Aggregates

6%

12%

3%

Growth in ready-mix volumes reflects increased coverage with the addition of 32 plants and 200 mixer trucks

Quarter-over-quarter price increases in our three core products

Residential sector enjoyed stable interest rates, controlled inflation and favorable economic conditions; however, permits declined during the year from high base in 2011

Infrastructure expected to continue positive trend fueled mainly by the building of roads and highways, railroad routes and increase in capacity in ports and airports

2012 vs.

4Q12 vs.

4Q12 vs.

Volume

2011

4Q11

3Q12

Cement

32%

33%

(5%)

Ready mix

8%

7%

(2%)

Aggregates

(1%)

11%

(2%)

Panama

Millions of

2012

2011

4Q12

4Q11

% var

% var

US dollars

pro forma

pro forma

pro forma

pro forma

Net Sales

290

232

25%

68

58

17%

Op. EBITDA

126

85

49%

28

23

21%

as % net sales

43.5%

36.5%

7.0pp

40.7%

39.4%

1.3pp

[Graphic Appears Here]

Price (LC)

2012 vs.

4Q12 vs.

4Q12 vs.

2011

4Q11

3Q12

Cement

1%

(3%)

(2%)

Ready mix

13%

1%

1%

Aggregates

6%

11%

1%

More than 30% increase in cement volumes during 4Q12 and full year 2012

Infrastructure was main contributor for cement consumption, driven by projects including the Panama Canal, the Panama City metro system, Cinta Costera 3 highway and hydroelectric plants

Growth in the industrial-and-commercial sector driven by office buildings, hotels, shopping centers and stores

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Costa Rica

Millions of

2012

2011

4Q12

4Q11

% var

% var

US dollars

pro forma

pro forma

pro forma

pro forma

Net Sales

133

121

10%

33

27

25%

Op. EBITDA

53

47

11%

12

10

22%

as % net sales

39.6%

38.9%

0.7pp

36.8%

37.5%

(0.7pp)

[Graphic Appears Here]

2012 vs.

4Q12 vs.

4Q12 vs.

Volume

2011

4Q11

3Q12

Cement

12%

6%

(5%)

Ready mix

18%

20%

(15%)

Aggregates

(12%)

22%

(6%)

Price (LC)

2012 vs.

4Q12 vs.

4Q12 vs.

2011

4Q11

3Q12

Cement

(2%)

5%

2%

Ready mix

(1%)

5%

6%

Aggregates

20%

(4%)

(7%)

During 2012, double-digit growth in cement and ready-mix volumes

Positive performance of the residential sector fueled by low- and mid-income housing projects

Infrastructure sector driven by hydroelectric plants and road projects

Rest of CLH

Millions of

2012

2011

4Q12

4Q11

% var

% var

US dollars

pro forma

pro forma

pro forma

pro forma

Net Sales

277

252

10%

71

62

14%

Op. EBITDA

73

67

8%

17

17

(2%)

as % net sales

26.3%

26.7%

(0.4pp)

23.9%

27.7%

(3.8pp)

[Graphic Appears Here]

2012 vs.

4Q12 vs.

4Q12 vs.

Volume

2011

4Q11

3Q12

Cement

9%

13%

6%

Ready mix

8%

16%

11%

Aggregates

20%

61%

26%

Price (LC)1

2012 vs.

4Q12 vs.

4Q12 vs.

2011

4Q11

3Q12

Cement

8%

5%

(3%)

Ready mix

8%

9%

1%

Aggregates

18%

17%

0%

Double-digit growth in volumes of our three core product s during the quarter, on a year- over-year basis

Infrastructure and the residential sectors were the main drivers of demand

In Nicaragua, infrastructure was the main driver of consumption for our products, fueled mainly by the federal paving initiative

Calles para el Pueblo

1	Volume-weighted, local-currency average prices

Operating EBITDA, cost of sales and SG&A

[Graphic Appears Here]

January – December

Fourth Quarter

2012

2011

2012

2011

Millions of US dollars

% var

% var

pro forma

pro forma

pro forma

pro forma

Net sales

1,592

1,270

25%

404

327

23%

Operating EBITDA

548

379

44%

141

102

38%

as % net sales

34.4%

29.9%

4.5pp

35.0%

31.3%

3.7pp

Cost of sales

772

686

13%

201

162

24%

as % net sales

48.5%

54.0%

5.5pp

49.9%

49.6%

(0.3pp)

SG&A

340

275

24%

83

76

9%

as % net sales

21.4%

21.6%

0.2pp

20.7%

23.3%

2.6pp

Operating EBITDA margin increase due to higher volumes and prices in most of our operations, as well as the result of our cost reduction initiatives

Kiln-fuel and electricity bill on a per-ton-of-cement-produced basis declined by 10% during the fourth quarter and decreased by 5% for the full year

Free cash flow

January – December

Fourth Quarter

2012

2011

2012

2011

Millions of US dollars

% var

% var

pro forma

pro forma

pro forma

pro forma

Operating EBITDA

548

379

44%

141

102

38%

- Net Financial Expense

117

35

- Maintenance Capex

41

24

- Change in Working Cap

21

(35)

- Taxes Paid

70

27

- Other Cash Items (net)

(8)
(14)

Free Cash Flow after Maint.Capex

307

104

- Strategic Capex

62

27

Free Cash Flow

246

77

Strategic capex during 2012 includes 32 new ready-mix plants and new vehicles to improve distribution logistics in Colombia

Consolidated debt maturity profile

Total debt as of December 31, 2012

US$ 1,633 million

798

Millions of

US dollars

257

146

144 144

144

2013

2014

2015

2016

2017

2018

2013 guidance

We expect consolidated volumes for cement to grow by 5% to 6% , ready- mix volumes to increase by 10% and aggregates volumes to grow by 10%

Total capital expenditures expected to be US$92 million, US$38 million in maintenance capex and US$54 million in strategic capex

Fourth Quarter

Fourth Quarter

Third Quarter

Millions of US dollars

2012

2011

2012

Total debt

1,633

645

2,572

Short-term

9%

0%

14%

U.S.

Long-term

91%

100%

86%

Cash and cash equivalents dollar

57

52

50

82%

Net debt

1,576

593

2,522

Fourth Quarter

Fourth Quarter

Currency Denomination

2012

2011

US Dollar

98%

100%

Colombian Peso

2%

0%

Interest rate

Fixed

85%

0%

Variable

15%

100%

2012 volume and price summary:

Selected countries

[Graphic Appears Here]

Domestic gray cement

Ready mix

Aggregates

2012 vs. 2011

2012 vs. 2011

2012 vs. 2011

Prices

Prices

Prices

Prices

Prices

Prices

Volumes

Volumes

Volumes

(USD)

(LC)

(USD)

(LC)

(USD)

(LC)

Colombia

5%

22%

19%

14%

23%

20%

25%

9%

6%

Panama

32%

1%

1%

8%

13%

13%

(1%)

6%

6%

Costa Rica

12%

(1%)

(2%)

18%

0%

(1%)

(12%)

21%

20%

Rest of CLH

9%

0%

8%

8%

5%

8%

20%

12%

18%

4Q12 volume and price summary:

Selected countries

[Graphic Appears Here]

Domestic gray cement

Ready mix

Aggregates

4Q12 vs. 4Q11

4Q12

vs. 4Q11

4Q12 vs. 4Q11

Prices

Prices

Prices

Prices

Prices

Prices

Volumes

Volumes

Volumes

(USD)

(LC)

(USD)

(LC)

(USD)

(LC)

Colombia

2%

22%

14%

12%

24%

16%

11%

19%

12%

Panama

33%

(3%)

(3%)

7%

1%

1%

11%

11%

11%

Costa Rica

6%

8%

5%

20%

8%

5%

22%

(2%)

(4%)

Rest of CLH

13%

(1%)

5%

16%

5%

9%

61%

12%

17%

2013 Expected Outlook:

Selected countries

[Graphic Appears Here]

Domestic gray cement

Ready mix

Aggregates

Volumes

Volumes

Volumes

Consolidated

5%—6%

10%

10%

Colombia

5%

8%

10%

Panama

5%

7%

5%Costa Rica7%8%8%

Definitions

[Graphic Appears Here]

2012 / 2011: results for the twelve months of the years 2012 and 2011, respectively.

Cement: When providing cement volume variations, refers to domestic gray cement operations.

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

pp: percentage points.

Rest of CLH: includes Brazil, Guatemala, El Salvador and Nicaragua.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Presentation of pro forma financial information

[Graphic Appears Here]

For convenience of the reader, and in order to present comprehensive comparative operating information for the full year and fourth quarter of 2012 and 2011, CLH prepared pro forma selected income statement information on a consolidated and combined basis for the full year and fourth quarter 2012 and 2011, respectively, intended in all cases and to the extent possible, to present the operating performance of CLH on a like-to-like basis.

Pro forma 2012: CLH consolidated income statement for 2012 was adjusted to reflect the additional results of the operating subsidiaries for the first half of the year. In addition, in connection with the 5% corporate charges and royalties agreement entered into by CLH with CEMEX and that was executed during the last quarter of 2012 with retroactive effects for full year 2012, the consolidated income statement of CLH for the fourth quarter and full year of 2012 was adjusted to reflect the 5% consolidated corporate charges and royalties.

Pro forma 2011: CLH presents combined pro forma selected income statement information of CLH’s subsidiaries as adjusted to reflect the 5% corporate charges and royalties (on a like-to-like basis) for both the full year and the fourth quarter 2011.

Volumes and prices

CLH changes in volumes and prices, presented for convenience of the reader, consider volumes and average prices on a pro forma basis for the full year 2012 and 2011.

Contact information

Investor Relations

Stock Information

In Colombia

Colombian Stock Exchange:

Phone +571 603 9176

CLH

edgar.ramirez@cemex.com

Calendar of Events

April 25, 2013

First quarter 2013 financial results conference call

July 24, 2013

Second quarter 2013 financial results conference call

October 23, 2013

Third quarter 2013 financial results conference call

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